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                                                                    EXHIBIT 23.5

                       [LETTERHEAD OF AMERICAN APPRAISAL]

BY FACSIMILE AND COURIER

Suntech Power Holdings Co., Ltd.
17-6 Changjiang South Road
New District, Wuxi
Jiangsu Province 214028
People's Republic of China


                        CONSENT OF INDEPENDENT APPRAISER
                        --------------------------------

American Appraisal China Limited ("AAC") hereby consents to the references to AAC's name and value conclusions for accounting purposes, with respect to its appraisal report addressed to the board of directors of Suntech Power Holdings Co., Ltd. (the "Company") and dated September 5, 2005, in the Company's Registration Statement on Form F-1 (together with any amendments thereto, the "Registration Statement") to be filed with the U.S. Securities and Exchange Commission. AAC also hereby consents to the filing of this letter as an exhibit to the Registration Statement.




                                              AMERICAN APPRAISAL CHINA LIMITED


                                              By:     /s/ James Kwok
                                                   -----------------------------
                                              Name:  James Kwok
                                              Title: Vice President
                                              Date:  December 6, 2005


Hong Kong, PRC
December 6, 2005